Exhibit 10.4

GUARANTY

Orland Park, Illinois	March 4, 2011

To induce ALLY Bank to extend or continue credit to Supreme Indiana Operations, Inc. (hereinafter, “Manufacturer”), the undersigned entity does hereby unconditionally guarantee the payment of all indebtedness of Manufacturer to ALLY Bank, together with all costs, expenses and attorneys’ fees incurred by ALLY Bank in connection with any default of Manufacturer.

Any liability of the undersigned hereunder shall not be affected by, nor shall it be necessary to procure the consent of the undersigned or give any notice in reference to, any settlement, or variation of terms of any obligation of the Manufacturer, or of a guarantor or any other interested person, by operation of law or otherwise; nor by failure to file, record or register any security document.  The undersigned recognizes that ALLY Bank may utilize various means of attempting to verify Manufacturer’s compliance with its credit terms, including periodic collateral checks and examination of books and records, and hereby expressly agrees that such steps re for the sole benefit of ALLY Bank and the adequacy of such checks and examinations shall not be considered as a defense to mitigation of liability hereunder. The undersigned acknowledges and agrees that this guaranty is for a commercial obligation and not a consumer obligation which is primarily for personal, family or household purposes.  The undersigned further authorizes ALLY Bank, from time to time, to investigate any financial information provided and to examine or review the undersigned’s credit history (including obtaining credit reports) and agrees to provide ALLY Bank with financial statements in a form satisfactory to ALLY Bank along with all supporting documentation requested by ALLY Bank upon request.

The undersigned does hereby to the extent permitted by applicable law expressly waive and dispense with notice of acceptance of this guaranty, notices of non-payment or non-performance, notice of amount of indebtedness outstanding at any time, protests, demands and prosecution of collection, foreclosure and possessory remedies. The undersigned hereby waives any right to require ALLY Bank to (i) proceed against other persons or Manufacturer, (ii) advise the undersigned of the results of any collateral checks or examinations, (iii) require Manufacturer to comply with its agreement with ALLY Bank, or (iv) proceed against Manufacturer or proceed against or exhaust any security.

This is a continuing guaranty and shall remain in full force and effect until forty-eight (48) hours after receipt by ALLY Bank, at its office designated below, of written notice by the undersigned terminating or modifying same; provided, however, that such notice shall not operate to release the undersigned from liability hereunder with respect to any obligations incurred prior to the effective date of such notice.

Except as noted hereon, ALLY Bank has made no promises to Manufacturer or the undersigned to induce execution of this Guaranty and there are no other agreements or understandings, either oral or in writing, between ALLY Bank and the undersigned affecting this Guaranty.

The obligation of all parties signing this guaranty, where more than one, shall be joint and several.

This guaranty may not be changed orally and shall bind and inure to the benefit of the heirs, administrators, successors and assigns of the undersigned and ALLY Bank, respectively.  If any part of this guaranty is not valid or enforceable according to applicable law, all other parts will remain enforceable.

THIS GUARANTY AND THE PERFORMANCE HEREUNDER SHALL BE CONSTRUED AND DETERMINED ACCORDING TO THE LAW OF THE STATE OF NEW YORK.

GUARANTOR

Supreme Industries, Inc.

Witness:	/s/ Thomas Beard	By:	/s/ Kim Korth
Address:	2581 E. Kercher Road	Print Name:	Kim Korth
		Title:	President and CEO
Goshen, IN 46528

Witness:	/s/ Jeffrey Mowery
Address:	2581 E. Kercher Road

Goshen, IN 46528

On this        day of March, 2011, before me personally came and appeared Kim Korth to me known and known by me to be (one of) the person(s) described in and who executed this instrument and acknowledged that (t)he(y) executed the same as guarantor(s).

Accepted:	/s/ Angela K. Wilson
ALLY Bank	Notary Public in and for
15303 94th Ave, Orland Park, IL 60462	Kosciusko
By:	County
/s/ Michael Kinter
Michael Kinter, Assistant Secretary

SIGN IN INK